QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) Of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate Box:
☐	Preliminary Proxy Statement
☐	Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WILLIAMS CONTROLS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total Fee Paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

WILLIAMS CONTROLS, INC.

Notice of Annual and Special Shareholder Meeting
to Be Held on September 19, 2002

        A special shareholder meeting in lieu of the annual meeting for 2001 and an annual shareholder meeting for 2002 of Williams Controls, Inc., a Delaware corporation (the "Company") will be held at the Hilton Tampa Airport Westshore, located at 2225 North Lois Avenue, Tampa, Florida, on September 19, 2002, at 9:30 a.m., Eastern Daylight Time, for the following purposes:

  1.
  To elect four (4) members of the Company's board of directors, two (2) of whom will be elected by holders of the Company's Series B Preferred Stock, 15% Redeemable Convertible Series voting as a separate class, to serve until the next annual shareholder meeting or until their respective successors are duly elected and qualified;

  2.
  To approve an amendment to the Company's Certificate of Incorporation increasing the number of the Company's authorized shares of common stock to 125,000,000; and

  3.
  To transact any other business that may properly come before the shareholder meeting.

        The board of directors is not aware of any other business to come before the shareholder meeting.

        Only shareholders of record on August 13, 2002, are entitled to notice of and to vote at the shareholder meeting or any adjournments of the meeting.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE VOTED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. If you attend the meeting, you may revoke the proxy and vote personally on all matters brought before the meeting.

                      By Order of the Board of Directors,

                      Dennis E. Bunday
                       Secretary and Chief Financial Officer

August 19, 2002
Portland, Oregon

WILLIAMS CONTROLS, INC.
14100 SW 72nd Avenue
Portland, Oregon 97224
(503) 684-8600

PROXY STATEMENT

Purpose

        The board of directors of Williams Controls, Inc., a Delaware corporation (the "Company"), is furnishing this Proxy Statement in connection with its solicitation of proxies to be voted at a special shareholder meeting to be held in lieu of the Company's 2001 annual shareholder meeting and an annual meeting of the Company's shareholders for 2002. The shareholder meeting will be held at Hilton Tampa Airport Westshore, located at 2225 North Lois Avenue, Tampa, Florida, on September 19, 2002, at 9:30 a.m. Eastern Daylight Time. The accompanying Notice of Special and Annual Shareholder Meeting, this Proxy Statement, and the enclosed proxy card are first being mailed to shareholders on or about August 19, 2002.

Record Date; Outstanding Shares

        The board of directors has fixed August 13, 2002 as the record date for determining the holders of the Company's common stock, $0.01 par value (the "Common Stock"), and the holders of the Company's Series A Preferred Stock, 7 1/2% Convertible Redeemable Series, $0.01 par value (the "Series A Preferred Stock"), Series A-1 Preferred Stock, Non-Redeemable Convertible Series, $0.01 par value (the "Series A-1 Preferred Stock") and Series B Preferred Stock, 15% Redeemable Convertible Series (the "Series B Preferred Stock" and collectively with the Series A Preferred Stock and the Series A-1 Preferred Stock, the "Preferred Stock") who, in each case, are entitled to receive notice of, and to vote at, the shareholder meeting. At the close of business on the record date, there were 19,928,522 shares of Common Stock, 650 shares of Series A Preferred Stock, 77,550 shares of Series A-1 Preferred Stock and 150,000 shares of Series B Preferred Stock outstanding. The number of shares of Series A Preferred Stock and Series A-1 Preferred Stock outstanding gives effect to the exchange of 77,550 shares of Series A Preferred Stock for 77,550 shares of Series A-1 Preferred Stock which became effective as of July 15, 2002. The 19,928,522 shares of Common Stock currently outstanding and the 30,772,050 shares of Common Stock into which the Preferred Stock can be converted as of the record date are collectively described in this Proxy Statement as the "Voting Shares."

        Except as otherwise specifically set forth in this Proxy Statement, the holders of Common Stock will vote together with holders of the Preferred Stock on all matters submitted for shareholder approval at the shareholder meeting, with the Preferred Stock entitled to a number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock may be converted.

Proxies

        The board of directors is soliciting the enclosed proxy for use at the special and annual shareholder meeting and any adjournments of that meeting. The proxy holders will not vote the proxy at any other meeting. All proxies that are properly executed, received by the Company prior to or at the shareholder meeting, and not properly revoked by the shareholder in accordance with the instructions below, will be voted at the shareholder meeting or any adjournments thereof in accordance with the instructions in the proxy.

        The Voting Shares represented by each signed proxy will be voted in accordance with the instructions given on the proxy. If a signed proxy is received but no instructions are indicated, the proxy will be voted as follows:

  •
  FOR  the four nominees to the Company's board of directors named in this Proxy Statement;

  •
  FOR  the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's Common Stock to 125,000,000; and

  •
  at the discretion of the persons named in the proxy on any other business that may properly come before the shareholder meeting.

Revocation of Proxies

        The person giving any proxy in response to this solicitation may revoke it at any time before the proxy is voted:

  •
  by filing with the Company's corporate secretary, at or before the taking of the vote at the shareholder meeting, a written notice of revocation bearing a later date than the date of the proxy; or

  •
  by signing and dating a subsequent proxy relating to the same Voting Shares and delivering it to the Company's corporate secretary before the shareholder meeting; or

  •
  by attending the shareholder meeting and voting in person.

        However, attendance at the shareholder meeting without taking one of the foregoing measures will not constitute a revocation of a proxy.

        Any written notice revoking a proxy should be sent to Williams Controls, Inc., 14100 SW 72nd Avenue, Portland, Oregon, 97224, Attention: Corporate Secretary, or hand delivered to the corporate secretary at the shareholder meeting, at or before the taking of the vote.

Quorum

        The presence of the holders of a majority of Voting Shares is necessary to constitute a quorum at the shareholder meeting. In addition, for purposes of Proposal 1, the presence of the holders of a majority of the Series B Preferred Stock is necessary to constitute a quorum for the election of directors to be elected by the holders of the Series B Preferred Stock. For purposes of Proposal 2, the presence of the holders of a majority of the Common Stock is necessary to constitute a quorum. Shareholders are counted as present at the meeting if they are present in person at the shareholder meeting or have properly submitted a proxy card. Under the General Corporation Law of the State of Delaware, an abstaining vote and a "broker non-vote" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to a proposal) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting.

Voting

        Each shareholder will be entitled to one vote for each share of Common Stock, 75 votes for each share of Series A Preferred Stock, 166 votes for each share of Series A-1 Preferred Stock and 119 votes for each share of Series B Preferred Stock held of record by the shareholder on the record date on all matters submitted for shareholder approval at the shareholder meeting on which the shares are entitled to vote. The shareholders will not be entitled to cumulate votes in the election of directors.

        Abstentions and broker non-votes will not be counted as an affirmative or negative vote on any proposal.

Notice to Beneficial Owners of Voting Shares

        Any Voting Shares held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients or otherwise held in "street name" may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and should instruct the person or entity in whose name the shares are held how to vote. Brokerage houses should provide beneficial owners with instructions that the beneficial owners must follow to direct the voting of their shares.

Solicitation of Proxies

        We will bear the cost of preparing, printing, and mailing this Proxy Statement and of the solicitation of proxies by the board of directors. Solicitation will be made by mail and, in addition, may be made by our directors, officers, and employees personally, or by telephone or facsimile. None of those persons will be compensated for soliciting proxies. We will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to the beneficial owners of the Voting Shares and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

PROPOSAL 1—ELECTION OF DIRECTORS

General

        The Company's Bylaws provide that the Company's board of directors is to have seven members. Pursuant to the Company's Certificate of Incorporation, three of the directors are to be elected by the holders of shares of Common Stock and Preferred Stock voting together as a single class and four are to be elected solely by the holders of shares of Series B Preferred Stock voting as a separate class.

        The directors are divided into three classes with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The directors whose terms of office expire at the shareholder currently consist of two Class I Directors whose term was originally set to expire in 2001 and two Class III Directors whose term expires at the 2002 annual meeting. One of the nominees for election to each class is to be elected by the holders of Common Stock and Preferred Stock voting together as a single class and the other director for each class is to be elected by the holders of Series B Preferred Stock voting as a separate class.

Nominees for Directors to be elected by holders of Common Stock and Preferred Stock

        The holders of the Common Stock and the Preferred Stock, voting as a single class, will elect two directors. Unless the shareholders otherwise specify, the shares represented by the proxies received for the election of these two (2) directors will be voted to elect Sam Greenawalt as a Class I Director with a term expiring in 2004 and Douglas E. Hailey as a Class III Director with a term expiring in 2005. The terms of office of the persons elected by the Common Stock and Preferred Stock will continue until their terms expire or until their successor has been elected and qualified or until their earlier death, resignation or removal.

Nominees for Directors to be elected by holders of Series B Preferred Stock

        At the shareholder meeting, the holders of Series B Preferred Stock, voting as a separate class, will elect two directors of the Company. Unless the holders of Series B Preferred Stock otherwise specify, the shares represented by the proxies received for the election of these two (2) directors will be voted in favor of the election of Kirk R. Ferguson as a Class I Director with a term expiring in 2004 and Nathan L. Belden as a Class III Director with a term expiring in 2005. The terms of office of the persons elected by the Series B Preferred Stock will continue until their terms expire or until their successor has been elected and qualified or until their earlier death, resignation or removal.

Information Regarding Nominees and Other Directors

        The following sets forth certain information about the nominees and other directors based on information these individuals supplied to the Company, including their names, ages, principal occupations for the past five years, and their directorships with other corporations.

        Each of the nominees has agreed to serve as a director if elected. If any director is unable to stand for election, the Voting Shares represented by all proxies in favor of the above slate will be voted for the election of the substitute nominee recommended by the board of directors. We are not aware that any director is or will be unable to stand for election.

        Shares represented at the shareholder meeting by executed but unmarked proxies will be voted "FOR" all named nominees.

Nominees for Class I Directors for a Term Expiring in 2004

Name	Age	Occupation and Employment History
Kirk R. Ferguson	34	Mr. Ferguson has been a director since the July 1, 2002 consummation of the Restructuring Transaction described below. Mr. Ferguson joined the New York office of American Industrial Partners in 2001 and serves as a partner and Managing Director of that firm. Mr. Ferguson was previously a principal of Saratoga Partners, a private equity investment firm where he had been employed from 1997 to 2001. Mr. Ferguson earned his AB from Stanford University and his MBA from Harvard Business School. Mr. Ferguson also is a director of Stanadyne Automotive Corp.
Samuel Greenawalt	72
		Mr. Greenawalt previously served as a director and a member of the Audit Committee from March 1994 to July 1, 2002. From 1987 until his retirement in June 1994, Mr. Greenawalt served as Senior Vice President, Business Development, for Michigan National Bank in Detroit, Michigan. Since June 1993, Mr. Greenawalt has served as a director of Enercorp, Inc., a publicly traded business development company that owns approximately ten percent of our Common Stock. Mr. Greenawalt received a Bachelor of Science degree from the Wharton School of the University of Pennsylvania, and is a graduate of the University of Wisconsin Banking School. Mr. Greenawalt served as a director of the Company until he resigned July 1, 2002 in conjunction with the Restructuring Transaction described below.

Nominees for Class III Directors for a Term Expiring in 2005

Name	Age	Occupation and Employment History
Douglas E. Hailey	40	Mr. Hailey has served as a director and a member of the Audit and Compensation Committees since March 2001. Mr. Hailey has been Vice President of the Investment Banking Division of Taglich Brothers, Inc., a New York-based full service brokerage firm that specializes in private equity placements for small public companies. Prior to joining Taglich Brothers, Mr. Hailey spent five years with Weatherly Financial Group, a small private equity firm that specialized in sponsoring leveraged buyouts. Prior to Weatherly, Mr. Hailey spent three years in structured finance lending at Heller Financial and the Bank of New York, where he completed the Professional Bank Officer Training Program in 1987. Mr. Hailey received a Bachelors degree in Business Administration from Eastern New Mexico University and an MBA in Finance from the University of Texas.
Nathan L. Belden	32
		Mr. Belden has been a director since July 16, 2002 as contemplated by the Restructuring Transaction described below. Mr. Belden joined the San Francisco office of American Industrial Partners in 1995 and serves as a partner and Managing Director and Chief Financial Officer of that firm. Mr. Belden previously worked in the Mergers and Acquisitions Department of Kidder, Peabody & Co., Inc. in New York. Mr. Belden graduated from the University of Colorado, Boulder.

Incumbent Class II Directors with a Term Expiring in 2003

Name	Age	Occupation and Employment History
W. Richard Bingham	66	Mr. Bingham has been a director since the consummation of the Restructuring Transaction on July 1, 2002. Mr. Bingham is a director and President of American Industrial Partners, which he co-founded in 1989. Mr. Bingham is also a director of Great Lakes Carbon Corp., Bucyrus International, Inc., and Stanadyne Automotive Corp.
R. Eugene Goodson, Ph.D.	66
		Dr. Goodson has been our Chairman of the Board since the consummation of the Restructuring Transaction on July 1, 2002. Dr. Goodson has been our President and Chief Executive Officer since August 7, 2002. Dr. Goodson has been an Adjunct Professor at the University of Michigan's School of Business since September 1998. From October 1997 to September 1998, he was a consultant with Oshkosh Truck Corporation, a manufacturer of specialized trucks and transport equipment. From 1990 until his retirement in October 1997, he was Chairman of the board of directors and Chief Executive Officer of Oshkosh Truck Corporation. Dr. Goodson is also a director of Donnelly Corp.

Timothy S. Itin	42	Mr. Itin has served as a director and a member of the Audit and Compensation Committees since March 1994. Since January 1999, he has been a partner in the investment banking firm of Thomas Weisel Partners in San Francisco, California. From July 1998 to December 1998, he was a principal in the investment banking firm NationsBank Montgomery Securities, LLC, located in San Francisco, California. From January 1996 to June 1998, Mr. Itin was a Managing Director of the investment banking firm of Volpe Brown Whelan & Company, LLC, in San Francisco. Mr. Itin has earned the designation of Chartered Financial Analyst (CFA) and received a Bachelor of Arts degree in economics from Dartmouth College.

Incumbent Director Not Nominated for Reelection

Name	Age	Occupation and Employment History
Thomas W. Itin	66	Mr. Itin has been a Director since the inception of the Company in November 1988. Mr. Itin retired as President, Chief Executive Officer and Treasurer of the Company in January 2001. Mr. Itin serves on the Cornell University Council and is Chairman of the Technology Transfer Committee of the Council. Mr. Itin has been Chairman, President and owner of TWI International, Inc. ("TWI") since he founded that entity in 1967. TWI acts as consultant for mergers, acquisitions, financial structuring, new ventures and asset management. Mr. Itin also is the owner and principal officer of Acrodyne Corporation. In addition, Mr. Itin is Chairman of the Board and President of LBO Capital Corp. and Ajay Sports, Inc. Mr. Itin was awarded a Masters of Business Administration degree from New York University and received a Bachelor of Science degree from Cornell University. Mr. Itin's term as director expired in 2001; however he continues to serve as the Company did not hold an annual meeting in 2001. Mr. Itin's term will expire upon the election of his successor at the shareholder meeting.

Meetings of the Board; Committees

        Our board of directors has designated an Executive Committee, a Nominating Committee and a Compensation Committee. The board has created a Special Review Committee in 2001 to manage the collection of the amounts owed to the Company by Ajay Sports, Inc., an entity controlled by Mr. Thomas Itin, and guaranteed by Mr. Itin, who is a director whose term will expire following the special and annual meeting. Mr. Thomas Itin is not a nominee for an additional term.

        Executive Committee.    When the board of directors is not in session, the Executive Committee may exercise all the powers and authority of the board except as limited by law and the Certificate of Incorporation. The Executive Committee was created in June 2002. The current members of the Executive Committee are Messrs. Bingham, Ferguson and Hailey.

        Audit Committee.    The Audit Committee monitors the preparation of quarterly, annual and other financial reports; is responsible for other maters concerning the relationship between the Company and its independent accountants; and oversees management's implementation of effective systems of internal controls. Our board of directors has not adopted a written charter for the Audit Committee. The Audit Committee held four meetings during our 2001 fiscal year. During fiscal 2001, the Audit Committee members were Messrs. Greenawalt, Timothy Itin, Hailey and Chip McClure. Mr. McClure resigned from the board of directors in November 2001. The current members of the Audit Committee are Messrs. Timothy Itin and Ferguson. Only Mr. Ferguson is an independent director under the meaning set forth in Rule 4200(a)(14) of the NASD's listing standards.

        Compensation Committee.    The Compensation Committee primarily reviews and sets compensation to be paid to our executive officers and directors and makes recommendations to the board regarding awards under the Company's stock option plans. The Compensation Committee held one meeting during fiscal 2001. During fiscal 2001 the Compensation Committee members were Messrs. Hailey, Timothy Itin and McClure. The current members of the Compensation Committee are Messrs. Hailey, Timothy Itin and Ferguson.

        Nominating Committee.    The Nominating Committee is responsible for determining the persons to be nominated for election to the board of directors. The Nominating Committee did not meet during fiscal 2001. During fiscal 2001 the Nominating Committee members were Messrs. Greenawalt, Timothy Itin and Hailey. The Nominating Committee currently consists of Messrs. Ferguson, Timothy Itin and Hailey.

        Special Review Committee.    The Special Review Committee was created in fiscal 2001 to manage the collection of the amounts owed to the Company by Ajay Sports, Inc. and guaranteed by the Company's former CEO and chairman, Thomas Itin, who remains a director until the shareholder meeting. Mr. Thomas Itin is not a nominee for an additional term as a director. The Special Review Committee held one meeting during fiscal 2001. The Special Review Committee members were Messrs. Greenawalt, Timothy Itin and Hailey. The Special Review Committee currently consists of Messrs. Hailey and Timothy Itin. Our board of directors has designated an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee. The board also created a Special Review Committee in 2001 to manage the collection of the amounts owed to the Company by Ajay Sports, Inc., an entity controlled by Mr. Thomas Itin, and guaranteed by Mr. Itin, who is a director whose term will expire upon the election of Mr. Greenawalt and the former Chairman of the Board and CEO.

Meeting Attendance

        Each director attended more than 75% of the meetings of the board of directors and each committee of which he was a member during the period in which he served, except Mr. McClure, a former director, who attended 66% of the board meetings.

The Restructuring Transaction

  Description of the Transaction

        Dr. Goodson and Messrs. Belden, Bingham and Ferguson were appointed to the Company's board in connection with a restructuring of the Company (the "Restructuring Transaction") which was consummated on July 1, 2002 (Mr. Belden was appointed effective July 16, 2002 by agreement of the parties to the Restructuring Transaction.) In the Restructuring Transaction, we sold a total of 150,000 shares of Series B Preferred Stock, having an aggregate purchase price of $15,000,000, or $100 per share, to American Industrial Partners Capital Fund III, L.P., a Delaware limited partnership ("AIP"), and Dolphin Offshore Partners L.P. ("Dolphin") purchasers. AIP purchased a total of 130,000 shares of the Series B Preferred Stock. AIP has informed the Company that it paid the purchase price from equity capital contributed by its partners. Dolphin purchased a total of 20,000 shares of the Series B Preferred Stock for a total purchase price of $2,000,000. Dolphin paid for the shares by tendering $2,000,000 in principal outstanding under a 12% Secured Subordinated Debenture, due March 1, 2002, issued by the Company to Dolphin. The net proceeds of the Restructuring Transaction, after deducting AIP's and Dolphin's costs and expenses, were used to satisfy the Company's obligations under its outstanding 12% Secured Subordinated Debentures, due March 1, 2002. The Company intends to use the balance of the net proceeds for working capital purposes.

  Appointment of Directors; Voting Powers of Series B Preferred Stock; Shareholders Agreement

        Immediately prior to the closing of the Restructuring Transaction, the board of directors increased the board composition to seven directors. At the closing of the Restructuring Transaction, directors H. Samuel Greenawalt, David Eberly and Gary Arnold resigned, and W. Richard Bingham, R. Eugene Goodson and Kirk R. Ferguson were appointed to fill three of the vacancies on the board of directors. Nathan L. Belden was appointed to fill the remaining vacancy effective July 16, 2002, also in connection with the Restructuring Transaction.

        Following the Restructuring Transaction, as provided in our certificate of incorporation and the related Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock filed on July 1, 2002 with the Delaware Secretary of State, the holders of Series B Preferred Stock, voting as a separate class, are entitled to elect a majority of our board of directors.

        Also in connection with the Restructuring Transaction, we entered into a Shareholders Agreement with AIP, Dolphin and Eubel, Brady & Suttman Asset Management, Inc. ("Brady"), an entity that has voting control over approximately 19% of the Series A-1 Preferred Stock. The Shareholders Agreement provides, among other things, that (a) until July 1, 2003, Dolphin and Brady will vote along with AIP on all matters related to the election of directors as to all of the shares of Series B Preferred Stock and any of the Series A-1 Preferred Stock over which Dolphin or Brady has voting control, (b) until July 1, 2004, Dolphin and Brady will vote along with AIP on all matters related to the election of directors as to all of the shares of Series B Preferred Stock over which Dolphin or Brady has voting control, and (c) until the date on which AIP no longer owns a majority of the Series B Preferred Stock, Dolphin and Brady will vote along with AIP on all other matters as to all of the Series B Preferred Stock over which over which Dolphin or Brady has voting control. To give effect to these voting provisions, Dolphin and Brady have granted AIP a power of attorney to vote in accordance with the Shareholders Agreement the shares over which Dolphin and Brady have voting control. The Shareholders Agreement thus effectively gives AIP voting control over all of the Series B Preferred Stock, which as of the record date represents approximately 35.3% of the Company's outstanding voting securities on an as-converted basis. Thus, the Shareholders Agreement, together with AIP's holdings of Series B Preferred Stock, gives AIP the right to elect a majority of the members of the board of directors.

  Debt Restructuring

        Contemporaneously with the Restructuring Transaction, we reached an agreement with the holders of our outstanding 7.5% Convertible Subordinated Debentures Due March 31, 2003 to amend those debentures. The material amendments to the 7.5% debentures included an increase in the interest rate from 7.5% to 12% per annum from July 1, 2002 to June 30, 2003 and to 15% thereafter, an extension of the maturity date from March 31, 2003 to July 1, 2004, the elimination of the conversion provisions, and the elimination of certain registration rights related to the shares previously issuable upon conversion of the debentures.

  Management Services Agreement

        We also entered into a Management Services Agreement with American Industrial Partners, a Delaware general partnership, an affiliate of AIP. Under the terms of the Management Services Agreement, American Industrial Partners is to provide advisory and management services directly or through an affiliate as we and the advisor agree from time to time. American Industrial Partners has the right, but not the obligation, to act as our sole advisor with respect to certain significant business transactions. In exchange for the management services we have agreed to pay the advisor: (a) an advisory fee of $850,000, which was paid on July 1, 2002 at the closing of the Restructuring Transaction; (b) when billed by the advisor on a quarterly basis, an annual management fee equal to $400,000, plus 3% of any debt outstanding as of the first day of that quarter which is owned or guaranteed by AIP or its affiliates; and (c) advisory and structuring fees in connection with significant business transactions (including, without limitation, acquisitions, investments and financings) in amounts comparable for similarly situated companies. The annual fee will be reduced by 50% beginning the first day of the quarter after AIP elects in its discretion to convert its Series B Preferred Stock into Common Stock. We also will reimburse the advisor for all out-of-pocket expenses incurred under the Management Services Agreement.

        The advisor may terminate the Management Services Agreement at any time by written notice to the Company, and the agreement will terminate automatically as of the earlier of July 1, 2009 or the end of the fiscal year in which AIP and its affiliates own, directly or indirectly, less than 5,000,000 shares of Common Stock on a fully diluted basis.

  Dolphin Transaction Fee

        In connection with the closing of the Restructuring Transaction, the Company paid a transaction fee of $67,000 to Dolphin Management, Inc., an affiliate of Dolphin, for expenses incurred in connection with the Restructuring Transaction.

Nominations

        Currently, the Restructuring Parties are entitled to appoint four members to the board of directors by virtue of the Shareholder Agreement. Our bylaws provide that the board of directors will consist of seven members. Thus, although the Restructuring Parties will remain able to elect a majority of the directors for the foreseeable future, the board of directors will consider written proposals from shareholders for nominees for directors to be elected at the next annual shareholder meeting that are submitted to the Company's corporate secretary at least 120 days prior to the next annual meeting, and that contain sufficient background information concerning the nominee to permit the Company to make a judgment as to his or her qualifications.

Vacancies

        Replacement directors for vacancies resulting from an increase in the size of the board of directors or the resignation or removal of a director may be appointed by the board of directors, or may be elected by the shareholders at a meeting. Pursuant to the terms of the Shareholder Agreement, if any director elected by the Restructuring Parties ceases to serve as a director for any reason during his or her term, a nominee for the vacancy will be designated by the person that originally nominated the resigning or departing director, although other shareholders may also nominate an individual to serve as a director as described above. The Restructuring Parties, however, hold sufficient voting power to ensure that their respective nominees will be approved by a vote of the board of directors or the shareholders at a special meeting. Directors so appointed or elected hold office until the next annual shareholder meeting and until their successors are elected and qualified.

Board of Directors Meetings

        The board of directors met four times during fiscal 2001. The committees met as follows during fiscal 2001: Audit Committee, four times; Compensation Committee, one time; Nominating Committee did not meet; and Special Review Committee, one time. Each of the directors attended at least 75% of all meetings of the board of directors and the committees of which he was a member in fiscal 2001, except Mr. McClure who attended 66% of the meetings. The board of directors and the committees also approved a number of actions by unanimous written consent.

        The board of directors has met seven times during fiscal 2002 through July 31, 2002. The committees have met as follows during fiscal 2002 to date: Audit Committee, four times; and the Special Review Committee, three times. The Executive, Compensation and Nominating Committees have not met during fiscal 2002. Each of the members of the board of directors attended at least 75% of all meetings of the board of directors and the committees of which he was a member in fiscal 2002.

Required Vote: Recommendation

        A plurality of the votes of the shares of Common Stock and Preferred Stock, voting together as a single class, present in person or represented by proxy, is required to elect Messrs. Greenawalt and Hailey. For the election of Messrs. Ferguson and Belden, a plurality of the votes of the holders of Series B Preferred Stock, voting separately as a single class, is required to elect each nominee.

        The board of directors recommends the nominees listed above for election and urges the holders of the Voting Shares to vote "FOR" Messrs. Greenawalt and Hailey and the holders of the Series B Preferred Stock to vote "FOR" Messrs. Ferguson and Belden.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  Restructuring Transaction

        AIP and Dolphin participated in the Restructuring Transaction and are parties to the Shareholders Agreement as described above in the section captioned "Restructuring Transaction." An affiliate of AIP also is a party to the Management Services Agreement as described above in "Restructuring Transaction—Management Services Agreement," and Dolphin currently holds debt securities having an aggregate value (including accrued interest) of $120,000, an amount that was reduced in the Restructuring Transaction because Dolphin tendered $2,000,000 in principal outstanding under a 12% Secured Subordinated Debenture, due March 1, 2002, issued by the Company to Dolphin in exchange for 20,000 shares of Series B Preferred Stock (see "Restructuring Transaction—Debt Restructuring"). Additionally, Dolphin and Mr. Hailey tendered all of their shares of Series A Preferred Stock in exchange for shares of Series A-1 Preferred Stock in the Restructuring Transaction.

  Ajay Sports, Inc.

        We are currently working to resolve various relationships between the Company and Ajay Sports, Inc. ("Ajay"), a company controlled by our former Chief Executive Officer and Chairman, Thomas Itin, who remains a director and who is expected to continue as a director until the shareholder meeting. We currently own 686,274 shares, or 16%,* of Ajay's common stock, and we hold warrants to purchase an additional 1,851,813 shares of Ajay common stock at an exercise price of $1.08 per share. We also hold shares of Ajay's preferred stock, which are convertible into an additional 3,333,333 shares of Ajay's fully diluted common stock. Our relationship with Ajay includes or has included various inter-company debt obligations and accounts receivable, as well as certain obligations to third parties incurred in connection with our guaranty of certain Ajay debts, and certain obligations due from Ajay in connection with our ownership of Ajay's preferred stock. Based upon the closing bid price of Ajay's common stock at August 8, 2002 the total market value of our investment in Ajay common stock at that date was less than $10,000. We believe our investment in Ajay securities is essentially worthless and have written off the value of that investment.

*
When expressed as a percentage of Ajay's common stock, our calculations are based on information filed by Ajay with the Securities and Exchange Commission in its Form 10-K as of and for the fiscal year ended December 31, 2001, the latest audited financial data made available by Ajay.

  Notes and Accounts Receivable

        At September 30, 2001 we held notes and accounts receivable from Ajay with a carrying value of $3,565,000. Although we may maintain a collection action, we believe these notes and accounts receivable are worthless, and we have written them off in the second quarter of fiscal 2002.

  US Bank Loan

        The Company's former chief executive officer and current Chairman of the board, Thomas W. Itin, who is an officer and shareholder of Ajay, has guaranteed certain loans and investments made by the Company to and in Ajay. Mr. Itin has taken the position that, as a result of his retirement as President and Chief Executive officer of the Company, his guarantees of certain loans and investment in and to Ajay are no longer in effect. The Company disagrees with the position taken by Mr. Itin. Mr. Itin has filed suit in the Circuit Court for Oakland County, Michigan seeking judicial determination as to the enforceability of these guarantees. The Company has filed suit against Ajay and Mr. Itin in the Multnomah Circuit Court for the State of Oregon seeking payment of all amounts due from Ajay and Mr. Itin.

        At September 30, 2001 we also had an obligation as a co-borrower with Ajay that, under certain circumstances, required us to advance up to $1,515,000 to US Bank, N.A., on Ajay's behalf under certain circumstances. Our obligations under the US Bank loan agreement were secured by our Deerfield Beach property. Owing to a default by Ajay under the US Bank loan agreement, we were forced to satisfy a portion of Ajay's obligations as a borrower, including payment of principal, unpaid interest and penalties amounting to $1,450,000. In July 2001, we satisfied our obligations under the US Bank loan agreement by transferring the Deerfield Beach property in satisfaction of our obligations, and in turn we received a release of all claims by US Bank arising in connection with the US Bank loan.

  Preferred Stock Financing

        In addition to the US Bank loan we entered into several transactions with Ajay that our former management intended as a means to acquire financing for Ajay to stabilize our investment in that company, while minimizing Ajay's dependency on us for capital. In June 1998, we took a number of measures to restructure our relationship with Ajay, including a $948,000 loan secured to Ajay that was guarantied by Mr. Thomas Itin, then our chief executive officer and chairman of the board. The loan was due and payable on June 30, 2001 and bore interest at a rate of 16% annually. Ajay has not paid any principal or interest on that loan. Simultaneously with extending the loan, we purchased shares of Ajay's preferred stock which are presently convertible into 3,333,333 shares of Ajay common stock. The preferred stock carried a dividend of 17% beginning August 1, 2001, and that dividend rate will increase to 24% effective August 1, 2002. Ajay has not paid any dividends on the preferred stock and, in light of Ajay's current and expected financial and operating condition, we have substantial doubt whether Ajay will satisfy any of its obligations to the Company. Accordingly, we have reduced to zero the value of those securities and obligations.

  Management Fee

        In addition to the loan transaction and the preferred stock investment, Ajay had agreed to pay the Company annual administrative fees of $90,000 and a management fee for sourcing products overseas in the amount of $80,000 annually for 3 years beginning July 1998. As a result of poor cash flow, Ajay has been unable to make any payments on any of these obligations to the Company since 1999.

  Litigation

        The Company's former chief executive officer and current Chairman of the board, Thomas W. Itin, who is an officer and shareholder of Ajay, has guaranteed certain loans and investments made by the Company to and in Ajay. Mr. Itin has taken the position that, as a result of his retirement as President and Chief Executive officer of the Company, his guarantees of certain loans and investment in and to Ajay are no longer in effect. The Company disagrees with the position taken by Mr. Itin. Mr. Itin has filed suit in the Circuit Court for Oakland County, Michigan seeking judicial determination as to the enforceability of these guarantees. The Company has filed suit against Ajay and Mr. Itin in the Multnomah Circuit Court for the State of Oregon seeking payment of all amounts due from Ajay and Mr. Itin.

  Taglich Financial Advisory Arrangements

        In addition, we engaged Taglich Brothers, Inc. ("Taglich") pursuant to a retainer agreement dated August 14, 2001 as placement agent with respect to various financings, including private equity financings. Taglich has since requested, and we have agreed to pay, a separate fee of $400,000 for assisting us in (a) obtaining commitments from persons to purchase additional shares of Series B Preferred Stock from investors other than AIP and its affiliates; (b) obtaining tenders from the holders of at least 90% of the Series A Preferred Stock in the Exchange Offer; and (c) obtaining commitments from at least 90% of the holders of our 7.5% Convertible Subordinated Debentures to extend the maturity date of such debentures to 24 months from the closing of the purchase of the Series B Preferred Stock under the Stock Purchase Agreement. Douglas E. Hailey, who is a director of the Company, is affiliated with Taglich. As of July 31, 2002, $280,000 of the $400,000 has been paid to Taglich. The remainder of the amount due may be paid to Taglich either in cash or by issuing shares of the Company's Common Stock at a $.66 per share price.

  Ziegler Termination

        The board of directors is currently in discussions with Mr. Ziegler, our former president and chief executive officer, about the possibility of a bonus payment to Mr. Ziegler relating to Mr. Ziegler's contribution to the Company's strategic direction. The terms of such an agreement have not been finalized, nor have the parties agreed as to the events that would trigger the Company's obligation to pay such a bonus.

  Securities Ownership of Certain Beneficial Owners and Management

        The following table provides information as of July 31, 2002, about the beneficial ownership of our Common Stock and each of our Preferred Stock by certain of our directors, executive officers and controlling shareholders. To the best of our knowledge, each such stockholder has sole voting and investment power with respect to their holdings unless otherwise noted. This table gives effect to the exchange of 77,550 shares of Series A Preferred Stock for 77,550 shares of the Company's Series A-1 Preferred Stock, which became effective as of July 15, 2002 (the "Exchange").

	Common Stock			Preferred Stock
						Percentage of Total Voting Stock***
Name & Address of Beneficial Owner	Amount Beneficially Owned	Percentage of Class Owned*	Preferred Series	Amount Beneficially Owned	Percentage of Class Owned**
Thomas W. Itin(1) 7001 Orchard Lake Rd., Suite 424 West Bloomfield, MI 48322-3608	5,517,020	26.8	A A-1 B	-0- -0- -0-	-0- -0- -0-	9.5
Douglas E. Hailey(2) 1171 Maggies Way Waterbury Center, VT 05677	367,359	1.8	A A-1 B	-0- 250 -0-	-0- **** -0-	****
Timothy S. Itin(3) 1 Montgomery Street, Suite 3700 San Francisco, CA 94104	77,500	****	A A-1 B	-0- -0- -0-	-0- -0- -0-	****
W. Richard Bingham(4) c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	17,873,268	47.0	A A-1 B	-0- -0- 150,000	-0- -0- 100	30.8
R. Eugene Goodson, Ph.D.(5) 14100 Southwest 72nd Ave. Portland, Oregon 97224	-0-	-0-	A A-1 B	-0- -0- -0-	-0- -0- -0-	-0-
Kirk R. Ferguson(6) c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	-0-	-0-	A A-1 B	-0- -0- -0-	-0- -0- -0-	-0-
Nathan L. Belden(7) c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	-0-	-0-	A A-1 B	-0- -0- -0-	-0- -0- -0-	-0-
Dennis E. Bunday(8) 14100 Southwest 72nd Ave. Portland, Oregon 97224	-0-	-0-	A A-1 B	-0- -0- -0-	-0- -0- -0-	-0-
Mark E. Brady(9) Robert J. Suttman, II Ronald L. Eubel 7777 Washington Village Drive Suite 210 Dayton, OH 45459	4,597,408	19.3	A A-1 B	-0- 15,000 -0-	-0- 19.3 -0-	7.9
Dolphin Offshore Partners, L.P.(10) c/o Dolphin Management Inc. 129 East 17th Street New York, NY 10007	7,273,986	27.5	A A-1 B	-0- 12,750 20,000	-0- 16.3 -0-	12.5

American Industrial Partners Capital Fund III, L.P.(11) c/o American Industrial Partners One Maritime Plaza, Suite 2525 San Francisco, CA 94111	17,873,268	47.0	A A-1 B	-0- -0- 150,000	-0- -0- 100	30.8
E.H. Arnold(12) c/o Taglich Brothers 1370 Avenue of the Americas, 31st Floor New York, NY 10019-4602	809,682	3.9	A A-1 B	-0- 5,000 -0-	-0- 6.4 -0-	1.4
All executive officers and directors as a group (8 persons)	23,685,407	61.6	A A-1 B	-0- 250 150,000	-0- *** 100	40.8

*
The percentages of beneficial ownership shown assume the exercise or conversion of all preferred convertible stock, options, warrants and other securities convertible into Common Stock beneficially owned by such person or entity currently exercisable on or before September 1, 2002.

**
Based upon 650 shares of Series A Preferred Stock, 77,550 shares of Series A-1 Preferred Stock and 150,000 shares of Series B Preferred Stock outstanding as of July 31, 2002. This gives effect to the Exchange.

***
Based upon: (i) 19,928,522 shares of Common Stock outstanding; (ii) 17,873,268 shares of Common Stock issuable upon conversion of the outstanding shares Series B Preferred Stock; (iii) 12,558,179 shares of Common Stock issuable upon conversion of the outstanding Series A-1 Preferred Stock; (iv) 49,019 shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock; (v) 1,896,734 shares of Common Stock issuable upon exercise of outstanding stock options exercisable on or before September 29, 2002; and (vi) 5,788,013 shares of Common Stock issuable upon exercise of outstanding warrants exercisable on or before September 29, 2002. This gives effect to the Exchange.

****
Less than one percent.

(1)
Mr. Itin is a Director of the Company. Information is based on the Schedule 13G, filed by Mr. Itin with the Securities and Exchange Commission ("SEC") on February 14, 2002. Includes: (i) 600,000 shares issuable to Mr. Itin upon exercise of stock options exercisable on or before September 29, 2002; (ii) 1,200,000 shares owned of record by Acrodyne ("Acrodyne"), a corporation that is indirectly owned or controlled by Mr. Itin; (iii) 156,719 shares owned by Ajay Sports, Inc., of which Mr. Itin is the chairman, chief executive officer and the holder of approximately 45.75% of Ajay's outstanding stock (iv) 568,000 shares owned of record by SICO, a Michigan partnership ("SICO", of which Mr. Itin is a partner, and 1,974,000 shares owned of record by TICO, a Michigan partnership ("TICO"), of which Mr. Itin is a partner (400,000 of the shares are held for the benefit of the Acrodyne Profit Sharing Plan); and (iv) 1,121,751 shares owned by Williams Controls, Inc., employee benefit plans of which Mr. Itin is trustee. Mr. Itin disclaims beneficial ownership of shares owned by Ajay Sports, Inc., and of shares held in the Company's employee benefit plans, other than 13,278 shares in the Company's employee stock ownership plan and 30,128.614 shares in the Non-Union 401(k) plan allocated for his benefit. Comerica Bank ("Comerica") filed a Form 3 dated July 12, 2002, in which Comerica lists beneficial ownership of 3,592,000 shares of Common Stock. The Company received notice that Comerica has acquired these shares from Acrodyne, TICO and SICO. The Company has not received any confirmation from Mr. Itin that this transfer has occurred. Therefore, the beneficial ownership of Mr. Itin does not give effect to this transfer of shares by Acrodyne, TICO and SICO

(2)
Mr. Hailey is a Director of the Company. Common stock includes: (i) 48,573 shares of Common Stock; (ii) 40,484 shares issuable upon conversion of the 250 shares of Series A-1 Preferred Stock; (iii) 79,554 shares issuable upon exercise of the warrants relating to the Series A Preferred Stock, (iv) 26,440 shares issuable upon exercise of the warrants relating to the Company's subordinated debentures; (iv) 82,412 shares issuable upon exercise of warrants relating to the Company's secured subordinated debt; and (v) 89,896 shares issuable upon the exercise of warrants issued in connection with the Company's July 1999 Common Stock offering.

(3)
Mr. Itin is a Director of the Company. Includes 62,500 shares issuable upon exercise the exercise of stock options exercisable on or before September 29, 2002.

(4)
Mr. Bingham is a Director of the Company. Information is based on the Form 3 filed with the SEC by Mr. Bingham on July 2, 2002, and the Schedule 13D filed with the SEC by Mr. Bingham on July 5, 2002. Common stock includes 17,873,268 shares of Common Stock issuable upon conversion of the Series B Preferred Stock. Series B Preferred Stock includes: (i) 130,000 shares held by American Industrial Partners Capital Fund III, L.P. ("AIP") over which Mr. Bingham has shared voting and dispositive power; and (ii) 20,000 shares held by Dolphin Offshore Partners, L.P. ("Dolphin") over which Mr. Bingham has shared voting power. American Industrial Partners III, L.P. ("AIP III") is the general partner of AIP. American Industrial Partners is the general partner of AIP. American Industrial Partners III Corporation ("AIP Corporation") is the general partner of AIP III and Mr. Bingham is, or may be considered to be, a controlling stockholder of AIP Corporation. AIP holds the power to vote the shares held by Dolphin pursuant to a shareholders agreement. This amount does not include shares of Series A-1 Preferred Stock beneficially owned by Dolphin or Brady which are subject to certain voting provisions of the shareholders agreement. Mr. Bingham disclaims beneficial ownership in the shares held by Dolphin.

(5)
Mr. Goodson is the Company's Chairman of the Board, President and Chief Executive Officer.

(6)
Mr. Ferguson is a Director of the Company. Information is based on the Form 3 filed with the SEC by Mr. Ferguson on July 2, 2002, and the Schedule 13D filed with the SEC by AIP on July 5, 2002.

(7)
Mr. Belden is a Director of the Company. Information is based on the Form 3 filed with the SEC by Mr. Belden on July 17, 2002, and the Schedule 13D filed with the SEC by AIP on July 5, 2002.

(8)
Mr. Bunday is the Company's Chief Financial Officer, Treasurer and Secretary.

(9)
Information is based on the Form 4 filed with the SEC by these individuals on June 7, 2002. Common stock includes: (i) 732,642 shares of Common Stock; (ii) 2,429,047 shares issuable upon conversion of the 15,000 shares of Series A-1 Preferred Stock; (iii) 83,671 shares issuable upon the exercise of warrants issued in connection with the Company's sale of Common Stock; (iv) 1,290,697 shares issuable upon the exercise of warrants issued in connection with the Company's secured subordinated debt; (v) 54,021 shares issuable upon the exercise of warrants issued in connection with the Company's subordinated debentures; and, in the case of Mr. Suttman, (vi) 7,330 shares owned individually.

(10)
Information is partially based on the Schedule 13D/A dated February 23, 2001 filed with the SEC by this entity. Common stock ownership includes: (i) 792,273 shares of Common Stock;

  (ii) 2,064,691 shares issuable upon conversion of the 12,750 shares of Series A-1 Preferred Stock; (iii) 2,383,102 shares issuable upon conversion of the Series B Preferred Stock; (iv) 1,453,488 shares issuable upon the exercise of warrants issued in connection with the Company's secured subordinated debt; (v) 557,821 shares issuable upon the exercise of warrants issued in connection with the Company's sale of Common Stock; and (vi) 23,151 shares issuable upon the exercise of warrants issued in connection with the Company's subordinated debentures.

(11)
Common stock includes 17,873,268 shares of Common Stock issuable upon conversion of the Series B Preferred Stock. Series B Preferred Stock includes: (i) 130,000 shares held by AIP; and (ii) 20,000 shares held by Dolphin. AIP holds the power to vote the shares held by Dolphin pursuant to a shareholders agreement. This amount does not include shares of Series A-1 Preferred Stock beneficially owned by Dolphin or Brady which are subject to certain voting provisions of the shareholders agreement. AIP disclaims beneficial ownership in the shares held by Dolphin.

(12)
Common stock includes 809,682 shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock.

PROPOSAL 2—APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK

Background

        Under Delaware law we may only issue shares of our capital stock to the extent such shares have been authorized for issuance under our Certificate of Incorporation. The Certificate of Incorporation currently authorizes the issuance of up to 50,000,000 shares of Common Stock, $0.01 par value, as well as up to 50,000,000 shares of Preferred Stock. As of the record date, 19,928,522 shares of our Common Stock were issued and outstanding. In addition, as of the record date approximately 12,962,776 shares of Common Stock were issuable upon conversion of our Series A Preferred Stock and our Series A-1 Preferred Stock and approximately 8,195,596 shares were issuable upon outstanding options and warrants. This leaves approximately 8,193,106 shares of Common Stock available for issuance as of the record date. This amount will not cover the shares issuable upon the conversion of the Series B Preferred Stock as of the record date. In order to ensure sufficient shares of Common Stock will be available for issuance upon conversion of the Series B Preferred Stock and for future corporate uses, the board of directors approved, subject to stockholder approval, an amendment to our Certificate of Incorporation (the "Charter Amendment") to increase the number of shares of Common Stock authorized for issuance from 50,000,000 to 125,000,000.

Purpose of the Charter Amendment

        The purpose of the proposed Charter Amendment is to authorize additional shares of Common Stock that will enable the conversion of our Series B Preferred Stock into Common Stock, with additional shares to be available for future issuance in the event the board of directors determines that it is necessary or appropriate to declare future stock dividends, stock splits, to raise additional capital through the sale of equity securities, to acquire other companies or their assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. The availability of additional shares of Common Stock is particularly important in the event that the board of directors needs to undertake any of the foregoing actions on an expedited basis and thus to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. The board of directors has no current intention to split the outstanding Common Stock by declaring a stock dividend. As discussed in more detail below, a portion of the additional shares of Common Stock sought to be authorized by the Charter Amendment will be issued upon the conversion of the Preferred Stock. Except for the foregoing, the board of directors has no present agreement, arrangement or commitment to issue any of the shares for which approval is sought.

Conversion of Series B Preferred Stock

        On July 1, 2002, the Company sold 150,000 shares of Series B Preferred Stock to AIP and Dolphin pursuant to an exemption from the registration requirements. For more information on the sale of the Series B Preferred Stock, see "The Restructuring Transaction" above.

        If the Charter Amendment is approved, a portion of the additional shares of Common Stock authorized will be set aside for the conversion of the outstanding shares of Series B Preferred Stock. As of the record date, approximately 17,968,992 shares of Common Stock were issuable upon conversion of the outstanding shares of Series B Preferred Stock. The number issuable upon such conversion will increase over time due to the accumulation of dividends on the Series B Preferred discussed below.

        The Company's Series B Preferred Stock has the following principal rights and preferences:

  •
  Priority.  The Series B Preferred Stock is senior to the Series A-1 Preferred Stock, Series A Preferred Stock and Common Stock as to the payment of dividends and the distribution of assets upon the liquidation, dissolution or winding up of our company.

  •
  Dividends.  In preference to the payment of any dividends on any other class of the Company's capital stock, the Series B Preferred Stock accrues cumulative dividends on a daily basis at the rate of 15% per annum (the "Dividend Rate"), payable quarterly in arrears when and as declared by the Board. In the event the Company fails to pay any amounts due AIP or any of its affiliates (a "Payment Default") under the terms of any agreement with AIP or any of its affiliates, and such Payment Default is not cured within 30 days, then the Dividend Rate for all holders of Series B Preferred Stock will increase by five percent for any quarter during which such Payment Default exists at any time, and for the quarter commencing after the date on which such Payment Default is cured. The Dividend Rate may also increase by an additional five percent upon the occurrence of certain other specified events.

      In addition to the preferential dividends, in the event that we declare or pay any dividends upon the Common Stock, the holders of the Series B Preferred Stock are entitled to receive the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock had all of the outstanding Series B Preferred Stock then been converted.

  •
  Conversion Price.  Each share of Series B Preferred Stock is convertible into Common Stock at $0.85 per share, except that, in the event of any conversion in connection with a change of control which occurs on or after the third anniversary of the closing of the sale of the shares to AIP (the "Third Anniversary"), the shares of Series B Preferred Stock will convert at the price per share to be received by the holders of Common Stock if it is less than the conversion price for the Series B Preferred Stock then in effect. A "change of control" occurs if a person or group of related persons (a) acquires more than fifty percent of the shares of Common Stock outstanding on a "fully diluted basis", whether by merger, stock purchase, recapitalization, redemption, issuance of capital stock or otherwise, or (b) acquires assets constituting all or substantially all of our assets. The conversion price is subject to anti-dilution protection.

  •
  Voluntary Conversion.  Each holder of Series B Preferred Stock has the right at any time to convert any or all of his shares into shares of Common Stock at the conversion price in effect at the time of the conversion. The number of shares of Common Stock issuable upon conversion equals the number of shares of Series B Preferred Stock being converted multiplied by the sum of $100 plus accrued and unpaid dividends then divided by the conversion price which, as discussed above, is initially $0.85 per share; provided, that, in the event of a change of control prior to the Third Anniversary, the number of shares of Common Stock issuable upon conversion will equal the number of shares of Series B Preferred Stock being converted multiplied by the sum of $100 plus any accrued but unpaid dividends plus an amount equal to the dividends which would have accrued at the then effective Dividend Rate until the Third Anniversary had the change of control not occurred, then divided by the conversion price. The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock, assuming no adjustment of the conversion price, no dividends have accrued and no change of control, is approximately 117.647.

  •
  Mandatory Conversion.  The Series B Preferred Stock is subject to mandatory conversion at our option but not until (i) the shares of Common Stock issuable upon conversion of the Series B Preferred Stock have been registered under the Securities Act and the registration is then effective, (ii) the average weekly closing bid price of the Conversion Stock as listed on the OTC Bulletin Board or wherever the Common Stock then trades for each of twenty-six consecutive weeks (the "Test Period") ending no more than ten days prior to the date we deliver notice of our election to force the conversion of the Series B Preferred Stock (the "Forced Conversion Notice Date), is greater than or equal to 200% of the then effective conversion price; (iii) each of our audited EBITDA for the most recently-ended fiscal year end and our EBITDA for the twelve month period ending on the last date of the last month preceding the Forced Conversion Notice Date exceed $12,000,000; and (iv) the average weekly trading volume of the Common Stock for the Test Period exceeds 2% of the shares of Common Stock then outstanding. We must give notice of our election to convert all of the Series B Preferred Stock at least 30, but no more than 45, days prior to the date that the conversion will be effective. The mandatory conversion of the Series B Preferred Stock may be postponed for a period of up to 24 months if the holders of a majority of the shares of Series B Preferred Stock then outstanding agree to waive all dividends on such shares during such period. The number of shares issued upon a mandatory conversion is the same as under a voluntary conversion.

  •
  Redemption Rights.  Following the first to occur of the seventh anniversary of the issuance of the Series B Preferred Stock and a change of control, we are required to redeem all outstanding shares of Series B Preferred Stock (i) in the case of redemption on the seventh anniversary of the original issuance of the Series B Preferred Stock, at a price per share equal to the product of (x) 100%, and (y) the liquidation preference (described below), and (ii) in the event of a change of control, at a price per share equal to the product of (x) 100% plus the then Dividend Rate, and (y) the liquidation preference (the "Redemption Price"). Redemption may be waived by the holders of a majority of the then outstanding shares of Series B Preferred Stock. Additionally, if the holders of a majority of the Series B Preferred Stock elect to convert the Redemption Price into Common Stock, then each share of Series B Preferred Stock shall be converted into Common Stock in lieu of being redeemed.

  •
  Voting Rights.  The holders of Series B Preferred Stock, voting as a separate class, are entitled to elect a majority of the members of the Board, and for the first two years following its issuance only, the Series B Preferred Stock is entitled to vote together with the holders of Series A-1 Preferred Stock, Series A Preferred Stock and Common Stock as a single class to elect one less than a majority of the directors (or two less than a majority if there are an even number of directors) on the Board.

      The holders of Series B Preferred Stock are also entitled to vote as a separate class on any proposal which would (i) amend, alter, change, or repeal any of the express terms of the Series B Preferred Stock, (ii) create, authorize or issue any stock relating equal to or senior to the Series B Preferred Stock as to dividends or distributions, or any obligation or security convertible into shares of any such senior stock or (iii) result in the payment of any dividends to any holder of any class of our capital stock.

      On all other matters subject to a vote of our shareholders, the holders of Series B Preferred Stock vote together with the holders of Series A-1 Preferred Stock, Series A Preferred Stock and Common Stock, as a single class. However, in any vote, the holders of Series B Preferred Stock are entitled to a number of votes equal to the number of shares into which their shares may then be converted.

  •
  Liquidation Rights.  Holders of Series B Preferred Stock have a liquidation preference equal to the greater of $100.00 per share, plus accrued but unpaid dividends, or the value of the Common Stock issuable upon conversion of the Series B Preferred Stock had all of the outstanding Series B Preferred Stock been converted immediately prior to the liquidation. The Series B Preferred Stock will be senior to the Series A-1 Preferred Stock, the Series A Preferred Stock and Common Stock.

Other Effects of Charter Amendment

        The increase in authorized Common Stock will not have any other immediate effect on the rights of existing stockholders. However, the board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they would decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, may be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights and the board of directors has no plans to grant such rights with respect to any such shares.

        The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control without further action by the stockholders. Shares of authorized and unissued Common Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock would dilute the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of our company.

        The board of directors is not currently aware of any attempt to take over or acquire our company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the number of authorized shares of Common Stock is not prompted by any specific effort or takeover threat currently perceived by management.

Form of Charter Amendment

        If the Charter Amendment is approved by the shareholders, Article Fourth, Subsection A of our Certificate of Incorporation will be amended to read in its entirety as follows:

          "A. The total number of shares of capital stock which the Corporation will have authority to issue is 175,000,000 shares, consisting of 125,000,000 shares of common stock, $0.01 par value (the "Common Stock"), and 50,000,000 shares of preferred stock, $0.01 par value (the "Preferred Stock")."

        The additional shares of Common Stock to be authorized pursuant to the proposed amendment will have a par value of $0.01 per share and be of the same class of Common Stock as is currently authorized under the Certificate of Incorporation.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of a majority of our Voting Shares is required for approval of this proposal. Under the DGCL, the affirmative vote of a majority of our outstanding Common Stock is also required for approval of this proposal. Abstentions and broker non-votes will have the same effect as a negative vote on this proposal.

        The board of directors recommends the Charter Amendment and urges the holders of Common Stock and Preferred Stock to vote "FOR" the Charter Amendment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by the SEC regulation to furnish the Company with copies of Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations of the reporting persons, we have determined that all required reports were timely filed during the year except that one executive officer and two directors filed late reports on Form 3.

PERFORMANCE INFORMATION

        The graph below compares the percentage changes in the Company's cumulative stockholder return on its Common Stock for the five-year period ended September 30, 2001, with the cumulative total return of the NASDAQ Stock Market (US Companies) and a peer index of the NASDAQ Stocks—Motor Vehicles and Motor Vehicle Equipment companies.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG WILLIAMS CONTROLS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

      * $100 Invested on 9/30/96 in stock or index—
      including reinvestment of dividends.
      Fiscal year ending September 30.

	Cumulative Total Return
	9/96	9/97	9/98	9/99	9/00	9/01
WILLIAMS CONTROLS, INC.	100.00	86.36	86.36	89.77	59.09	31.27
NASDAQ STOCK MARKET (U.S.)	100.00	137.28	139.45	227.82	302.48	123.63
PEER GROUP	100.00	174.11	154.31	165.17	124.77	129.90

EXECUTIVE OFFICERS

        The following table identifies the current executive officers of the Company, the positions in which they serve, and the year in which they began serving in their respective capacities. Officers of the Company are elected by the board at the meeting of the board of directors immediately following the annual meeting of the stockholders to hold office until their successors are elected and qualified.

Name	Age	Current Position	Position Held Since
R. Eugene Goodson, Ph.D.	66	Chairman of the Board, President and Chief Executive Officer	2002
Dennis E. Bunday	51	Chief Financial Officer, Treasurer and Secretary	2001

EXECUTIVE COMPENSATION

        The table below sets forth the compensation received by the Chief Executive Officer of the Company and other executive officers of the Company, for the past three fiscal years, who received compensation in excess of $100,000 during the fiscal year ended September 30, 2001. The Company has no restricted stock award or long-term incentive plans.

Executive Compensation

Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Dennis E. Bunday Chief Financial Officer	2001 2000 1999		(1)		193,500 — —	— — —
Thomas W. Itin Former Chief Executive Officer	2001 2000 1999	50,000 200,000 200,000	(2)			— — 300,000
Gerard A Herlihy Former Chief Financial Officer	2001 2000 1999	39,750 106,260 139,402	(3)		172,158	75,000
Timothy J. Marker Former VP-Sales and Marketing	2001 2000 1999	135,000 135,000 133,605	(4)			50,000
Thomas K. Ziegler Former Chief Executive Officer	2001 2000 1999	128,340 127,000 125,250	(5)			20,000

(1)
Mr. Bunday was named Chief Financial Officer of Williams Controls effective January 22, 2001. Mr. Bunday has provided services to the Company under an independent contractor agreement.

(2)
Mr. Itin retired from the positions of Chief Executive Officer, President and Treasurer of Williams Controls effective January 8, 2001, however continued as Chairman of the board. Mr. Itin's continued base salary subsequent to January 8, 2001 is reflected under "Compensation of Directors."

(3)
Mr. Herlihy resigned as Chief Financial Officer of Williams Controls effective November 8, 2000. His compensation included severance and various benefits.

(4)
Mr. Marker resigned as VP-Sales and Marketing Effective December 31, 2001.

(5)
Mr. Ziegler was replaced as President and Chief Executive Officer on August 7, 2002. Mr. Ziegler was appointed President and Chief Executive Officer of Williams Controls on January 8, 2001. Prior to that, Mr. Ziegler was Vice President and General Counsel.

Stock Option Grants

        The Company did not grant any stock options to the Chief Executive Officer of the Company or other executive officers of the Company during the fiscal year ended September 30, 2001 or during the fiscal year ended September 30, 2000.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

        The Table below summarizes fiscal year-end option values of the executive officers named in the Summary Compensation Table. No named executive officer acquired any shares on exercise during the fiscal year ended September 30, 2001 or during the fiscal year ended September 30, 2000.

Name	# Shares Acquired on Exercise	$ Value Realized	Securities Underlying Unexercised Options at Year-End (#)		Value of In-the Money Options at Year-End
Thomas W. Itin	—	—	1,100,000	90,000	—	—
Gerard A Herlihy
Timothy J. Marker	—	—	137,500	12,500	—	—
Thomas K. Ziegler	—	—	105,000	5,000	—	—
Dennis Bunday	—	—	—	—	—	—

Pension Plan

        Under the Company's Pension Plan, the Company is required to contribute amounts sufficient to fund specified retirement benefits for covered employees. Benefits are calculated on the basis of an employee's final average pay and length of service. Final average pay generally means the average of the employee's three highest annual compensation amounts during the last ten calendar years of employment. Compensation means taxable compensation plus any salary deferrals allowable under the Internal Revenue Code Sections 125 or 402. Compensation is limited in accordance with Internal Revenue Code Section 401(a)(17). For the 2001 calendar year, compensation considered under the plan may not exceed $170,000. Benefits are payable under normal (age 65), early (age 55 with 10 years of service) or deferred (over age 65) retirement or death. Employees who are officers or directors of the Company participate in the Pension Plan on the same basis as other employees. In general, an employee retiring under the plan will receive an annuity payable for life without any offsets. The following table sets forth estimated annual benefits as retirement under the Pension Plan for covered employees of the Company at various assumed years of service and levels of final average pay. The calculations are shown for an employee retiring at age 65 in the form of a level single life annuity to the employee. The years of credited service as computed by William Mercer, the Company's actuary, for Pension Plan purposes as of September 30, 2001 for Mr. Itin is 9.0 years. Mr. Itin contends he should receive credited years for the period November 1988 through September 1992. During that time, Mr. Itin served as the Chairman of the board and Chief Executive Officer, but received no compensation and was not reflected on the Company's records as an employee. This additional service time would increase Mr. Itin's credited years of service to 12.92 years. Mr. Itin's final average pay was $166,668. Mr. Ziegler's years of credited service is 7.1 years and his final average pay is $138,663.

Compensation of Directors

        The non-employee directors of the Company are paid an annual retainer of $2,500, $1,500 for each regular board meeting attended in person, $500 for each telephonic board meeting attended and $500 for each committee meeting attended, whether in person or telephonic. No fees are paid when action is taken by unanimous written consent. The Company reimburses its directors for reasonable costs incurred to attend board and committee meetings. Additionally, during fiscal 2001, the Company continued Mr. Itin's base salary at an annual rate of $200,000 per year subsequent to his retirement.

        The Company has a Stock Option Plan for the non-employee directors. No grants were made under this Plan for the fiscal year ended September 30, 2001. For the fiscal year ended September 30, 2000, H. Samuel Greenawalt and Timothy S. Itin, then the only non-employee directors of the Company, received non-statutory stock options exercisable for ten years to purchase up to 10,000 shares of Common Stock for $2.125 per share. These stock options were granted at 100% of the fair market value of our common stock on the date of grant, based on the reported trading information from the NASD Over-the-Counter Bulletin Board System.

Certain Tax Considerations Related to Executive Compensation

        As a result of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), if we pay more that $1,000,000 in compensation to a "covered employee" (the chief executive officer and the next four highest paid employees) in a single year, our income tax deduction for such compensation could be limited to $1,000,000.

Compensation Committee and Insider Participation

        The Compensation Committee is composed of Messrs. Timothy Itin, Hailey and Ferguson, none of whom are or have been employees of the Company; however, Mr. Ferguson was designated to the board by AIP in connection with the Restructuring Transaction. The Compensation Committee has been inactive during the 18 month period before the Restructuring Transaction. Since the Restructuring Transaction, the Compensation Committee has begun to fulfill its traditional role and currently is working to establish employment agreements and compensation arrangements for the Company's senior executives.

AUDIT COMMITTEE REPORT

        The Audit Committee held four meetings during our 2001 fiscal year. The independent certified public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        With respect to the Company's audited financial statements for the Company's fiscal year ended September 30, 2001, management of the Company represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Committee reviewed and discussed those financial statement with management. The Audit Committee also discussed with the Company's independent certified public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented.

        The Audit Committee received the written disclosures from the Company's independent certified public accountants required by Independent Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independent Discussions With Audit Committees), as modified or supplemented, and discussed the independence of Company's independent certified public accountants with members of that firm.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2001, be included in the Company's Annual Report on Form 10-K for that fiscal year.

        The Audit Committee members for fiscal 2001 were:

    Samuel Greenawalt
    Timothy Itin
    Douglas Hailey
    Chip McClure

        The current members of the Audit Committee are:

    Timothy Itin
    Kirk Ferguson

INDEPENDENT AUDITORS

Change in Independent Auditors

        The Company selected KPMG LLP to serve as the Company's principal accountant on July 22, 2002. The Company also dismissed Arthur Andersen LLP as its principal accountant on July 22, 2002. Arthur Andersen LLP performed the audit of the Company's financial statements for the fiscal year ended September 30, 2001.

        The audit reports of Arthur Andersen LLP on the consolidated financial statements of Williams Controls, Inc. and subsidiaries as of and for the years ended September 30, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

  Arthur Andersen LLP's report on the consolidated financial statements of Williams Controls, Inc. and subsidiaries as of and for the years end September 30, 2001 and 2000, contained a separate paragraph stating "the Company has suffered recurring losses from operations, is out of compliance with its debt covenants, is in default on payment of certain debt and has significant negative working capital. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern."

        In connection with the audits of the two fiscal years ended September 30, 2001 and the subsequent interim period through July 22, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

        In addition, during the Company's two most recent fiscal years and any subsequent interim period, Arthur Andersen LLP has not advised the Company that: (a) the internal controls necessary to develop reliable financial statements did not exist; (b) information had come to the attention of Arthur Andersen LLP which made it no longer able or unwilling to rely on management's representation, or unwilling to be associated with the financial statements prepared by management; (c) the scope of the audit should have been expanded significantly; (d) information had come to Arthur Andersen's attention that it had concluded would, or if further investigated might have, materially impacted the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements, or (e) information has come to its attention that it concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to September 30, 2001, that would prevent it from rendering an unqualified audit report, and such issue had not been resolved to Arthur Andersen's satisfaction.

        The Company requested, but have not been able to obtain a letter from Arthur Andersen LLP on whether they agree on the Company's position regarding the change in the Company's independent auditor. Arthur Andersen LLP has indicated that they are no longer in a position to provide such a letter.

        During the two most recent fiscal years of the Company ended September 30, 2001, and the subsequent interim period through July 22, 2002, the Company did not consult with KPMG LLP.

Attendance at shareholder meeting

        A representative of Arthur Andersen LLP is not expected to be present at the shareholder meeting. A representative of Arthur Andersen LLP is not expected to be available to respond to questions at the shareholder meeting.

Fees Billed to the Company by Arthur Andersen LLP During Fiscal Year Ended September 30, 2001

  Audit Fees

        The aggregate fees billed to the Company by Arthur Andersen LLP for professional services rendered for the audit of the Company's financial statements for fiscal year 2001 and the reviews of the Company's quarterly financial statements for fiscal year 2001 totaled $159,538.

  Financial Information Systems Design and Implementation Fees

        The aggregate fees billed to the Company by Arthur Andersen LLP with respect to financial information systems design and implementation during fiscal year 2001 totaled $0.

  All Other Fees

        The aggregate of all fees billed to Company by Arthur Andersen LLP that are not described above totaled $366,933.

        The Audit Committee has considered whether Arthur Andersen LLP's non-audit services are compatible with maintaining its independence as an auditor.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

        Any shareholder proposal intended for inclusion in proxy materials for the Company's next annual shareholder meeting must be received in proper form by the Company at its principal office at least 120 days prior to the date of the Company's next annual meeting.

OTHER MATTERS

        The board of directors is not aware of any business other than the proposals discussed above that will be presented for consideration at the shareholder meeting. If other matters properly come before the shareholder meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

INCORPORATION BY REFERENCE

        We are required to "incorporate by reference" certain documents and information into this proxy statement, which means that we are referring you to other documents we have filed separately with the SEC. The documents incorporated by reference into this proxy statement contain important information about us that you should read.

        The following documents and information, which we have filed with the SEC, are incorporated by reference into this proxy statement:

  •
  Annual Report on Form 10-K for the year ended September 30, 2001; and

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2001, March 31, 2002 and June 30, 2002.

        You have received, together with this proxy statement, copies of our Form 10-K for the year ended September 30, 2001, and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, THE COMPANY HOPES THAT YOU WILL HAVE YOUR STOCK REPRESENTED BY COMPLETING, SIGNING, DATING AND RETURNING YOUR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                      By Order of the Board of Directors,

                      Dennis E. Bunday
                       Secretary and Chief Financial Officer

August 19, 2002

WILLIAMS CONTROLS, INC.
Special and annual shareholder meeting, September 19, 2002
PROXY SOLICITED BY BOARD OF DIRECTORS
PLEASE SIGN AND RETURN THIS PROXY

        The undersigned hereby appoints each of Dennis E. Bunday and R Eugene Goodson proxy with power of substitution and resubstitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the special and annual shareholder meeting of Williams Controls, Inc. (the "Company"), on September 19, 2002, and any adjournments of that meeting, with all powers that the undersigned would possess, if personally present, with respect to the following:

  1.
  PROPOSAL TO ELECT THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY: KIRK R. FERGUSON, NATHAN L. BELDEN, SAM GREENAWALT AND DOUGLAS E. HAILEY. YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE OF THE NOMINEES BY WRITING THEIR NAME IN THE SPACE PROVIDED BELOW.

☐ FOR all nominees listed above (except as indicated to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed above
(Instructions: Write the name of each nominee in the space above for whom authority to vote is withheld)
  2.
  PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK TO 125,000,000.

☐ FOR	☐ WITHHOLD AUTHORITY
  3.
  TRANSACTION OF ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OF THE MEETING. A MAJORITY OF THE PROXIES OR SUBSTITUTES AT THE MEETING MAY EXERCISE ALL THE POWERS GRANTED BY THIS PROXY.

        The shares represented by this proxy will be voted as specified on the front of this proxy, but if no specification is made, this proxy will be voted FOR approval of proposal 2 and FOR election of the following nominees for director: Kirk R. Ferguson, Nathan L. Belden, Sam Greenawalt and Douglas E. Hailey, unless an exception is indicated to the contrary above. The proxies may vote in their discretion as to other matters that may properly come before this meeting.

No. of Shares:	Date:	, 2002

Signature or Signatures

        Please date and sign above as your name is printed to the left of the signature line, including designation as executor, trust, etc., if applicable. A corporation must be signed for by the president or other authorized officer.

        The special and annual shareholder meeting of Williams Controls, Inc. will be held at 2225 North Lois Avenue, Tampa, Florida, on September 19, 2002, at 9:30 a.m. Eastern Daylight Time.

        Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself. The beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.

QuickLinks

PROPOSAL 1—ELECTION OF DIRECTORS
Nominees for Class I Directors for a Term Expiring in 2004
Nominees for Class III Directors for a Term Expiring in 2005
Incumbent Class II Directors with a Term Expiring in 2003
Incumbent Director Not Nominated for Reelection
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
PROPOSAL 2—APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE INFORMATION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG WILLIAMS CONTROLS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Executive Compensation
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
OTHER MATTERS
INCORPORATION BY REFERENCE
WILLIAMS CONTROLS, INC. Special and annual shareholder meeting, September 19, 2002 PROXY SOLICITED BY BOARD OF DIRECTORS PLEASE SIGN AND RETURN THIS PROXY